Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Mike Macek, Vice President, Treasurer and Investor Relations
Phone:	812-934-7809
Email:	Mike.Macek@hill-rom.com

Media
Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	Howard.Karesh@hill-rom.com

HILL-ROM REPORTS HIGHER YEAR-OVER-YEAR REVENUE AND ADJUSTED EARNINGS AND UPDATES FULL YEAR OUTLOOK

•	Reported revenue increased 33 percent from prior year to $633 million
•	Adjusted operating margin of 13.9 percent increased 230 basis points compared to the prior year
•	Adjusted diluted earnings per share of $0.71 increased 11 percent compared to $0.64 in the prior year
•	Reported diluted earnings per share of $0.33 decreased 27 percent compared to $0.45 in the prior year
•	Year-to-date operating cash flow increased to $88 million
•	Fiscal year 2016 adjusted earnings per share outlook now expected to be $3.26 to $3.30; Full-year reported revenue is now expected to be between $2.64 and $2.67 billion

CHICAGO, Ill., April 29, 2016 -- Hill-Rom Holdings, Inc. (NYSE: HRC) announced financial results for its second quarter ended March 31, 2016, and updated its fiscal year 2016 financial outlook. Adjusted earnings per diluted share of $0.71 represent an increase of 11 percent from $0.64 in the prior year, while reported earnings per diluted share decreased 27 percent from $0.45 to $0.33. Adjustments to reported earnings are detailed in the reconciliation schedules provided.

Hill-Rom’s quarterly revenue of $633 million increased 33 percent compared to last year, or 35 percent on a constant currency basis, primarily due to the Welch Allyn acquisition and strong growth in North America.   Excluding Welch Allyn, constant currency revenue was approximately flat, with strength in our U.S. businesses offset by declines internationally. Including Welch Allyn, U.S. revenue was $438 million, up 48 percent, while revenue outside the U.S. of $195 million increased 13 percent on a constant currency basis.

Management Comments

“Driven by strong growth in North America and Welch Allyn, our pro forma constant currency revenue growth for the first half of the year was 3.5 percent,” said John J. Greisch, Hill-Rom’s president and CEO. “In addition, our disciplined focus on operational execution drove strong operating margin improvement and enabled us to maintain our full-year adjusted earnings outlook despite weaker international revenues."

Second Quarter Highlights

Revenue highlights below are reconfigured to our new reporting segments. Please refer to the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 for additional details.

-- Revenue:

-- North America. North America revenue increased 9 percent to $270 million. On a constant currency basis, product sales and service increased 11 percent, while rental revenue increased 6 percent.

-- Front Line Care. Revenue for Front Line Care, which includes both Welch Allyn and Respiratory Care, was $185 million. On a pro-forma basis, Welch Allyn constant currency revenue growth was approximately 8 percent year over year.

-- Surgical Solutions. Surgical revenue of $95 million decreased 3 percent on a constant currency basis, or down 4 percent on a reported basis.

-- International. International revenue of $82 million was down 21 percent on a constant currency basis and 22 percent on a reported basis.

-- Adjusted operating margin increased 230 basis points to 13.9 percent.

-- Year-to-date operating cash flow increased to $88 million from $87 million in the prior year.

-- Hill-Rom's investment in innovation resulted in the recent launch of two key new products during the quarter:

-- Welch Allyn® RetinaVue™ 100 Imager works in conjunction with the RetinaVue™ Network to make diabetic retinopathy screening in primary care settings truly practical for the first time.

-- Trumpf iLED7 Surgical Light, a next generation lighting system designed to improve the OR environment. The automatic lighting management system uses the latest 3D sensor technology to analyze the surgical area to make automatic lighting adjustments and eliminate the need for manual adjustment.

Please see the attached schedules for additional information and reconciliations of GAAP to adjusted financial measures.

For a more complete review of Hill-Rom's results, please refer to the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Financial Guidance Summary

Revenue: For fiscal 2016, Hill-Rom now expects reported revenue to be between $2.64 and $2.67 billion, compared to $2.66 and $2.70 billion previously. This reflects:
•	low-to-mid single digit pro forma constant currency growth, and
•	negative currency impact of approximately 2 to 3 percent at current rates

For the third quarter of fiscal 2016, Hill-Rom expects reported revenue to be between $640 and $650 million. This reflects:
•	low-single-digit pro forma constant currency growth, and
•	negative currency impact of approximately 1 percent at current rates

Adjusted Earnings per Diluted Share: The company now expects full-year adjusted earnings per diluted share to be $3.26 to $3.30, compared to $3.24 to $3.30 previously.

Third quarter adjusted earnings per diluted share are expected to be $0.75 to $0.77.

Cash Flow: Hill-Rom expects cash flow from operations for the full year to be approximately $315 million, which includes non-recurring outflows related to our ongoing restructuring and integration activities. Capital expenditures are expected to be approximately $110 to $120 million.

Discussion of Adjusted Financial Measures

Hill-Rom Holdings, Inc. routinely provides earnings per share results and guidance on an adjusted basis because the company’s management believes that the presentation provides useful information to investors. This measure excludes strategic developments, acquisition and integration costs, special charges or other unusual events. Such items may be highly variable, difficult to predict and of a size that sometimes have substantial impact on the company's reported operations for a period. Often, prospective quantification of such items is not feasible.

The company also excludes expenses associated with the amortization of intangible assets associated with prior business acquisitions. This adjustment is made to allow investors to evaluate and understand operating trends excluding the non-cash impact of acquired intangible amortization on operating income, earnings per share and other measures.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.

Conference Call Webcast and Dial-in Information

As previously announced, the company will host a conference call and webcast today at 8:00 a.m. ET.

Webcast:  To join the live webcast with audio on April 29, visit http://edge.media-server.com/m/p/ffbep5hq.  The webcast slide deck will be posted to the Hill-Rom website prior to the webcast.

Conference Call Audio Only Dial-in information:  To join the live conference call, dial 877-304-8969 domestic callers / 631-291-4543 international callers.  The following Confirmation Code is required for both: 81171275.  Callers will need to provide their name, company affiliation and telephone number to the conference operator.

A recording of the webcast/call audio will be available for telephone replay through May 4, 2016.  To access the replay, dial 855-859-2056 domestic callers / 404-537-3406 international callers.  For the replay, callers will need to use Confirmation Code 81171275.  If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at http://ir.hill-rom.com/events.cfm.

ABOUT HILL-ROM HOLDINGS, INC.
Hill-Rom is a leading global medical technology company with 10,000 employees worldwide. We partner with health care providers in more than 100 countries by focusing on patient care solutions that improve clinical and economic outcomes in five core areas: Advancing Mobility, Wound Care and Prevention, Clinical Workflow, Surgical Safety and Efficiency and Respiratory Health. Around the world, Hill-Rom's people, products, and programs work towards one mission: Every day, around the world, we enhance outcomes for patients and their caregivers. Visit www.hill-rom.com for more information.

www.hill-rom.com

Disclosure Regarding Forward Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the company’s future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the company’s actual results could differ materially from those set forth in any forward-looking statements. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The company assumes no obligation to update or revise any forward-looking statements.
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Hill-Rom Holdings, Inc. and Subsidiaries
 Condensed Consolidated Statements of Income
 (Dollars in millions, except per share data)

	Quarter Ended March 31		Year To Date Ended March 31

	2016	2015	2016	2015
Net revenue
Product sales and service	$529.3	$375.7	$1,094.4	$749.1
Rental revenue	103.3	99.1	199.4	190.7
Total revenue	632.6	474.8	1,293.8	939.8
Cost of revenue
Cost of goods sold	279.3	213.9	602.4	434.4
Rental expenses	49.1	46.7	96.5	91.3
Total cost of revenue	328.4	260.6	698.9	525.7
Gross profit
Product sales and service	250.0	161.8	492.0	314.7
Rental	54.2	52.4	102.9	99.4
Total gross profit	304.2	214.2	594.9	414.1
As a percentage of sales	48.1%	45.1%	46.0%	44.1%

Research and development expenses	34.3	22.2	67.9	44.0
Selling and administrative expenses	209.4	149.9	430.6	305.0
Special charges	10.7	3.8	17.8	7.5

Operating profit	49.8	38.3	78.6	57.6

Other income/(expense), net	(21.7)	(1.7)	(44.7)	(4.0)

Income tax expense	6.0	10.5	7.5	15.4

Net income	22.1	26.1	26.4	38.2

Less: Net loss attributable to noncontrolling interests	(0.2)	-	(0.7)	-

Net income attributable to common shareholders	$22.3	$26.1	$27.1	$38.2

Diluted earnings per share:	$0.33	$0.45	$0.41	$0.66

Average common shares outstanding - diluted (thousands)	66,382	57,610	66,364	57,894

Dividends per common share	$0.1700	$0.1600	$0.3300	$0.3125

Non-GAAP Financial Disclosures and Reconciliations

While Hill-Rom reports financial results in accordance with U.S. GAAP, this press release includes non-GAAP measures. Hill-Rom uses non-GAAP measures to evaluate and manage its operations and provides the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Hill-Rom Holdings, Inc. and Subsidiaries
 Revenue Constant Currency
 (Dollars in millions)

					US	OUS
	Quarter Ended March 31		As	Constant	As	As	Constant
	2016	2015	Reported	Currency	Reported	Reported	Currency

Product Sales and Service	$529.3	$375.7	40.9%	42.5%	64.3%	10.8%	14.4%
Rental	103.3	99.1	4.2%	4.6%	6.4%	(9.6%)	(6.7%)
Total	$632.6	$474.8	33.2%	34.6%	47.6%	9.3%	12.8%

North America	$269.8	$246.9	9.3%	9.6%	11.3%	(23.0%)	(16.9%)
Front Line Care	185.3	22.4	N/M	N/M	N/M	N/M	N/M
Surgical Solutions	95.1	99.4	(4.3%)	(3.4%)	7.7%	(13.9%)	(12.3%)
International	82.4	106.1	(22.3%)	(20.6%)	-	(22.3%)	(20.6%)
Total	$632.6	$474.8	33.2%	34.6%	47.6%	9.3%	12.8%

					US	OUS
	Year To Date Ended March 31		As	Constant	As	As	Constant
	2016	2015	Reported	Currency	Reported	Reported	Currency

Product Sales and Service	$1,094.4	$749.1	46.1%	49.8%	68.9%	17.4%	25.8%
Rental	199.4	190.7	4.6%	5.5%	7.6%	(13.9%)	(7.3%)
Total	$1,293.8	$939.8	37.7%	40.8%	51.7%	15.0%	23.3%

North America	$518.7	$472.1	9.9%	10.3%	10.9%	(12.1%)	(1.9%)
Front Line Care	405.5	44.5	N/M	N/M	N/M	N/M	N/M
Surgical Solutions	194.4	204.4	(4.9%)	(1.5%)	6.3%	(13.5%)	(7.5%)
International	175.2	218.8	(19.9%)	(14.6%)	-	(19.9%)	(14.6%)

Total	$1,293.8	$939.8	37.7%	40.8%	51.7%	15.0%	23.3%

Hill-Rom Holdings, Inc. and Subsidiaries
Reconciliation: Earnings Per Share
(Dollars in millions, except per share data)

	Quarter Ended March 31, 2016				Quarter Ended March 31, 2015
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin1	Income Before Income Taxes	Income Tax Expense	Diluted EPS1

GAAP Basis	7.9%	$28.1	$6.0	$0.33	8.1%	$36.6	$10.5	$0.45
Adjustments:
Acquisition and integration costs	0.7%	4.4	1.4	0.05	0.8%	3.8	1.2	0.05
Acquisition-related intangible asset amortization	3.8%	23.8	8.2	0.24	1.6%	7.6	2.2	0.10
FDA remediation expenses	-	-	-	-	0.3%	1.2	0.4	0.01
Field corrective actions	-0.2%	(1.0)	(0.3)	(0.01)	0.3%	1.2	0.2	0.02
Litigation settlements and expenses	-	-	-	-	-0.2%	(0.9)	(0.3)	(0.01)
Special charges	1.7%	10.7	3.8	0.10	0.8%	3.8	0.1	0.06
Foreign valuation allowance and acquisition dividends	-	-	-	-	-	-	1.9	(0.03)
Adjusted Basis	13.9%	$66.0	$19.1	$0.71	11.6%	$53.3	$16.2	$0.64

	Year to Date Ended March 31, 2016				Year To Dated Ended March 31, 2015
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS1	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS1

GAAP Basis	6.1%	$33.9	$7.5	$0.41	6.1%	$53.6	$15.4	$0.66
Adjustments:
Acquisition and integration costs	2.3%	30.2	9.0	0.32	1.4%	12.7	4.0	0.15
Acquisition-related intangible asset amortization	3.7%	48.0	16.5	0.47	1.7%	15.7	4.4	0.20
FDA remediation expenses	-	-	-	-	0.2%	1.7	0.6	0.02
Field corrective actions	-	0.1	(0.1)	-	0.2%	2.3	0.7	0.03
Litigation settlements and expenses	-	-	-	-	-0.1%	(0.9)	(0.3)	(0.01)
Special charges	1.4%	17.8	5.8	0.18	0.8%	7.5	0.3	0.12
Foreign valuation allowance and acquisition dividends	-	-	-	-	-	-	1.9	(0.03)
Adjusted Basis	13.5%	$130.0	$38.7	$1.39	10.3%	$92.6	$27.0	$1.13

1 Total does not add due to rounding.

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)

	March 31, 2016	September 30, 2015
Assets
Current Assets
Cash and cash equivalents	$157.6	$192.8
Trade accounts receivable, net of allowances	467.4	494.7
Inventories, net	256.5	267.4
Other current assets	102.3	186.1
Total current assets	983.8	1,141.0

Property, plant and equipment, net	372.6	378.4
Intangible assets:
Goodwill	1,613.8	1,610.5
Software and other, net	1,200.3	1,247.7
Other assets	72.1	80.0

Total Assets	$4,242.6	$4,457.6

Liabilities
Current Liabilities
Trade accounts payable	$118.9	$136.3
Short-term borrowings	90.6	58.0
Other current liabilities	282.1	384.5
Total current liabilities	491.6	578.8

Long-term debt	2,087.3	2,175.2
Other long-term liabilities	486.2	546.7

Total Liabilities	3,065.1	3,300.7

Total Shareholders' Equity Attributable to Common Shareholders	1,168.2	1,146.9

Noncontrolling interests	9.3	10.0

Total Shareholders' Equity	1,177.5	1,156.9

Total Liabilities and Shareholders' Equity	$4,242.6	$4,457.6

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)

	Year to Date Ended March 31

	2016	2015
Operating Activities
Net income	$26.4	$38.2
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	46.9	34.9
Amortization	8.5	5.5
Acquisition-related intangible asset amortization	48.0	15.7
Provision for deferred income taxes	14.9	(6.2)
(Gain) loss on disposal of property, equipment leased to others,
intangible assets and impairments	1.5	(0.2)
Stock compensation	12.1	9.9
Excess tax benefits from employee stock plans	(1.1)	(1.4)
Change in working capital excluding cash, current investments, current debt and acquisitions and dispositions:
Trade accounts receivable	28.9	22.6
Inventories	12.0	(3.9)
Other current assets	6.8	(2.8)
Trade accounts payable	(15.0)	(16.6)
Accrued expenses and other liabilities	(102.9)	(9.4)
Other, net	0.5	0.8
Net cash provided by operating activities	87.5	87.1

Investing Activities
Capital expenditures and purchases of intangibles	(46.4)	(80.3)
Proceeds on sales of property and equipment leased to others	0.4	0.9
Payment for acquisition of businesses, net of cash acquired	-	(2.7)
Other	2.4	(4.8)
Net cash used in investing activities	(43.6)	(86.9)

Financing Activities
Net change in short-term debt	-	(0.7)
Borrowings on revolving credit facility	20.0	95.0
Payment of long-term debt	(79.1)	(7.6)
Purchase of noncontrolling interest of former joint venture	(0.4)	(1.3)
Payment of cash dividends	(21.5)	(17.7)
Proceeds on exercise of stock options	2.2	9.1
Proceeds from stock issuance	1.6	1.3
Excess tax benefits from employee stock plans	1.1	1.4
Treasury stock acquired	(3.2)	(57.1)
Net cash provided by (used in) financing activities	(79.3)	22.4

Effect of exchange rate changes on cash	0.2	(7.4)

Net Cash Flows	(35.2)	15.2

Cash and Cash Equivalents:
At beginning of period	192.8	99.3
At end of period	$157.6	$114.5